Exhibit 32.1

SECTION 1350 CERTIFICATION

The undersigned officers of AutoImmune Inc. (the “Company”) hereby certify that, as of the date of this statement, the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2005 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the “Act”) and that, to the best of their knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of March 31, 2005 and the results of operations of the Company for the three months ended March 31, 2005.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: May 12, 2005		/s/ Robert C. Bishop
	Name:	Robert C. Bishop
	Title:	Chief Executive Officer

/s/ Heather A. Ellerkamp
	Name:	Heather A. Ellerkamp
	Title:	Director of Finance and Treasurer